                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                              SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                              ADAPTIVE SOLUTIONS, INC.
                  (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                               ADAPTIVE SOLUTIONS, INC.
                          1400 N.W. COMPTON DRIVE, SUITE 340
                               BEAVERTON, OREGON  97006
                               ------------------------
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ------------------------

To the Shareholders of Adaptive Solutions, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Adaptive Solutions, Inc. (the "Annual Meting"), an Oregon corporation (the "Company"), will be held on Wednesday, April 22, 1998, at 8:30 a.m. local time, at 1600 N.W. Compton Drive, Tenant Conference Room, Beaverton, Oregon, 97006, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect six (6) Directors to serve until the next annual meeting and until their successors have been duty elected and qualified.

     2. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

     3. APPROVAL OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN. To approve the Company's 1998 Stock Incentive Plan. The number of shares of Common Stock authorized for issuance thereunder is 750,000 shares.

     4. APPROVAL OF A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK. To approve an amendment to the Company's Articles of Incorporation to effect a one-for-five reverse stock split of the Company's Common Stock.

     5. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 18, 1998 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.



                                        By Order of the Board of Directors,


                                        Daniel J. Meub
                                        President and Chief Executive Officer


Beaverton, Oregon
March 20, 1998


IT IS IMPORTANT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                              ADAPTIVE SOLUTIONS, INC.

                                PROXY STATEMENT FOR
                           ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON APRIL 22, 1998
                                 -----------------
                                    INTRODUCTION


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Adaptive Solutions, Inc., an Oregon corporation (the "Company" or "Registrant"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, April 22, 1998, at 8:30 a.m. local time, at 1600 N.W. Compton Drive, Tenant Conference Room, Beaverton, OR 97006, and at any adjournment or adjournments thereof.

At the Annual Meeting, the shareholders of the Company (the "Shareholders") will be asked to elect six (6) Directors to the Company's Board of Directors (Proposal No. 1), to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 (Proposal No. 2), to approve the Company's 1998 Stock Incentive Plan (Proposal No. 3), to approve a one-for-five reverse stock split of the Company's Common Stock (Proposal No. 4), and to transact such other business as may properly come before the Annual Meeting. All proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted.

Any proxy given by a Shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by duly executed proxy bearing a later date or by a Shareholder attending the Annual Meeting and expressing a desire to vote his or her shares in person. This Proxy Statement and the accompanying form of Proxy are being mailed to the Shareholders on or about March 20, 1998.

The Board of Directors has fixed the close of business on March 18, 1998 as the record date for the determination of Shareholders entitled to vote at the Annual Meeting and any adjournment or adjournments thereof. At the close of business on the record date there were _,___,___ shares of common stock, no par value, of the Company (the "Common Stock") outstanding. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business. If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the shares of Common Stock represented thereby in accordance with such choice. If no choice is specified, the shares will be voted FOR the Directors nominated, FOR the ratification of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, FOR the approval of the Company's 1998 Stock Incentive Plan, FOR the approval of a one-for-five reverse stock split of the Company's Common Stock, and in the discretion of the proxy holders as to any other matter to properly come before the meeting.

In the event that sufficient votes in favor of proposals are not received by the date of the Annual Meeting, persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Meeting and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company.

                               ELECTION OF DIRECTORS
                                  (PROPOSAL NO. 1)

The authorized number of Directors of the Company is between three (3) and seven
(7) and is currently set at six (6). At the Annual Meeting, six (6) Directors will be elected to serve until the next annual meeting or until their successors are duly elected and qualified. The Company intends to nominate for election as Directors the persons named below, all of whom are incumbent Directors. All of these nominees have indicated that they are able and willing to serve as Directors. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Unless otherwise instructed, the proxy holders intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees.

INFORMATION CONCERNING NOMINEES

All Directors are elected at the Annual Meeting to serve until the following Annual Meeting and until their successors are duly elected and have been qualified. There is no family relationship among any officers or Directors. The following table sets forth the names of and certain information about the Board of Directors' nominees for election as a Director.

 NAME                         AGE      POSITION WITH THE COMPANY
 ----                         ---      -------------------------
 C. Scott Gibson               44      Chairman of the Board of Directors
 Frederick M. Haney, Ph.D.     56      Director
 Daniel J. Meub                43      President, Chief Executive Officer and
                                       Director
 Jean-Claude Peterschmitt      63      Director
 T. Peter Thomas               50      Director
 David Wood                    50      Director

C. SCOTT GIBSON has served as a Director since August 1992 and was elected Chairman of the Board in December 1992. Mr. Gibson co-founded Sequent Computer Systems, Inc., a computer supplier, in 1983 and served as Sequent's President from 1988 through March 1992. Prior to founding Sequent, Mr. Gibson was General Manager of the Memory Components Operation at Intel Corporation, a chip manufacturer. Mr. Gibson received a B.S. in Electrical Engineering and MBA from the University of Illinois. He currently serves as Chairman of the Board of the Oregon Graduate Institute of Science and Technology, and as a Director of Radisys Corporation, Triquint Semiconductor, Inc., Integrated Measurement Systems, Inc., Inference Corporation and of several privately held technology companies.

FREDERICK M. HANEY, PH.D. has served as a Director of the Company since April 1991. Since August 1991, he has served as President of Venture Management Company, a technology-based business development firm. From 1984 through 1991 he was Executive Vice President of 3i Ventures Corporation, where he was responsible for founding and managing 3i Ventures California, a high technology venture capital firm. Dr. Haney received a B.A. in Mathematics from Ohio Wesleyan University, an M.S. in Mathematics from Colorado State University and a Ph.D. in Computer Sciences from Carnegie-Mellon University. Dr. Haney is also a Director of Rainbow Technologies, Inc., Cam Data Systems, Inc., Helisys, Inc. and various private companies.

DANIEL J. MEUB has been President and Chief Executive Officer and a Director of the Company since December 1996. From 1995 to 1996 Mr. Meub was Executive Vice President of Marketing and Product Development with Now Software, a supplier of Macintosh and PC based time management and utility software. From 1993 to 1994 Mr. Meub was employed by Central Point Software, a supplier of PC and Macintosh software utilities, first as Vice President of Corporate Marketing and then as Vice President/General Manager of the Desktop Product Group. From 1991 to 1993 Mr. Meub was Vice President of Marketing and Product Development for Calera Recognition Systems, a supplier of optical character recognition software and hardware. Prior to 1991 Mr. Meub held positions with Software Publishing Corporation and the Clorox Company. Mr. Meub holds a B.A. from Stanford University and an M.B.A. from Northwestern University.

JEAN-CLAUDE PETERSCHMITT has served as a Director of the Company since May 1995. From 1967 to 1987, Mr. Peterschmitt served in various capacities with Digital Equipment Corporation, a corporate information systems supplier, most recently as General Manager, Vice President, Europe and Chairman of the European Board of Directors. Prior to that time, Mr. Peterschmitt was a member of Arthur D. Little's European Operations Research Group. He currently serves on the board of Radisys Corporation, Euroventures B.V., an association of European venture funds, Cabinet Benoit, a French consulting firm, as well as on a number of advisory boards such as the European Advisory Board of Sybase, Inc., a database and client-server software producer, Health on the Net Foundation and ACE Technology Fund. Mr. Peterschmitt received an engineering degree from Eidgenossische Technische Hochschule (Zurich) and an M.S. degree from the MIT Sloan School of Business.

T. PETER THOMAS has served as a Director of the Company since September 1988. Mr. Thomas is a general partner of Institutional Venture Management III, IV and V, the general partners of Institutional Venture Partners III, IV, and V, respectively, all of which are venture capital funds. Institutional Venture Partners IV is a shareholder of the Company. Mr. Thomas has been a general partner with Institutional Venture Partners since November 1985. He received a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara. Mr. Thomas is also a Director of Atmel Corporation, TelCom Semiconductor Inc., and various private companies.

DAVID WOOD has served as a Director since October 1997. Mr. Wood is the President and founder of Wood Associates. Mr. Wood is a current board member for Telcontar, past chairman of the board for Aptus BV, and a current member of the Judge Imaging Systems Advisory Board. Prior to forming Wood Associates, he was vice president of new business development for Law Cypress Distributing Company and director of marketing for Cornerstone Imaging. In his career in the imaging market, he has worked with a wide range of industry participants, including Caere/Calera, Fujitsu, Ricoh, Bell & Howell, Eastman Kodak, Fujitsu, Wang Labs, Wheb Systems, Plexus, Optika Imaging and Anacomp.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held a total of eight (8) meetings during 1997. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. No Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served, during the time each Director was a member of the Board of Directors.

The Audit Committee, which consisted of Messrs. Haney, Meub, and Thomas, met two
(2) times during 1997. The Audit Committee approves the engagement of the Company's independent auditors and services to be performed by such independent auditors and reviews the Company's accounting principles and its system of internal accounting controls.

The Compensation Committee, which consisted of Messrs. Gibson and Thomas, met two (2) times during 1997. The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and approves option grants to employees, including officers and eligible directors.

COMPENSATION OF DIRECTORS

Nonemployee Directors were paid an annual fee of $10,000 plus reasonable expenses pertaining to their service as Directors in 1997. Mr. Gibson received $4,375 per month from the Company as compensation for his services as Chairman of the Board of Directors and for consulting services in 1997. In 1997, Messrs. Haney, Peterschmitt, Thomas and Wood were each granted options to purchase 15,000 shares of the Company's Common Stock at $0.688 per share and Mr. Wood was also granted options to purchase 5,000 shares of the Company's Common Stock at $1.25 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES FOR DIRECTOR. If a quorum is present, each of the six (6) nominees for Director who receives the greatest number of votes will be elected. The shareholders are not entitled to cumulative voting rights in electing Directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of elections for Director.

               RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
                                   (PROPOSAL NO. 2)

KPMG Peat Marwick LLP has been the independent auditors for the Company since 1990 and, upon recommendation of the Audit Committee, their appointment as independent auditors for the year ending December 31, 1998 has been approved by the Board of Directors, subject to ratification by the Shareholders of the Company.

Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. If a quorum is present, the ratification of the independent auditors will be approved if the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

                      APPROVAL OF THE 1998 STOCK INCENTIVE PLAN
                                  (PROPOSAL NO. 3)

The proposed 1998 Stock Incentive Plan (the "1998 Plan") is designed to provide incentives to the Company's key employees and others who provide services to the Company. The Board of Directors believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain the best available personnel for positions of substantial responsibility, to provide an incentive for them to exert their best efforts on behalf of the Company and to align their interests with those of the Company's shareholders. The Board of Directors further believes the availability of these incentives will be particularly important as the Company seeks to increase its staff to implement its current business plan. A total of 750,000 shares of Common Stock have been reserved for issuance under the 1998 Plan. As of March 4, 1998, only 315,456 shares of Common Stock remained available for grant under the Company's 1988 Stock Incentive Plan, and by its terms, the Company's 1988 Stock Incentive Plan terminates on October 1, 1998. Accordingly, the Board of Directors has approved and recommends shareholder adoption of the 1998 Plan.

As of March 4, 1998 there were six directors, four executive officers and 25 employees of the Company eligible to participate in the 1998 Plan. Because the officers, directors and employees of the Company who may participate in the 1998 Plan and the amount of their options will determined on a discretionary basis by the Compensation Committee or the full Board of Directors, it is not possible to state the names or positions of, or the number of options that may be granted thereunder. However, under the 1998 Plan, no employee may receive options for more than 100,000 shares of Common Stock in any one fiscal year, except that options for up to an additional 100,000 shares of Common Stock may be granted in connection with a person's initial employment with the Company.

SUMMARY OF THE 1998 PLAN

The following is a summary of the basic terms and provisions of the 1998 Plan. Shareholders are encouraged to review the complete copy of the 1998 Plan attached to this Proxy Statement as Appendix A.

The 1998 Plan, which was approved by the Company's Board of Directors in October 1998, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Code and "non-qualified stock options" which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company.

The administration of the 1998 Plan has been delegated to the Compensation Committee of the Board of Directors (the "Committee"). In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted and whether the options will be incentive stock options or non-qualified stock options. Only "employees" of the Company as that term is defined in the Code will be entitled to receive Incentive Stock Options. See "Federal Income Tax Consequences" below. The Committee also may determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the 1998 Plan. The Committee also may construe the 1998 Plan and the provisions in the instruments evidencing options granted under the 1998 Plan to participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1998 Plan.

The term of each option granted under the 1998 Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1998 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. The 1998 Plan has been amended to provide that, except as otherwise provided by the Compensation Committee at the time an option is granted, no option granted under the 1998 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

The exercise price of incentive stock options granted under the 1998 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. For non-qualified stock options, the 1998 Plan has been amended to provide that the exercise price may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant, provided that the Compensation Committee must specifically determine that any option grant at an exercise price less than fair market value is in the best interests of the Company. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock, such other consideration and method of payment permitted by applicable law or any combination of such methods of payment as permitted by the Compensation Committee. The Compensation Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 1998 Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation, unless the Committee provides all option holders with the right to immediately exercise all of their options, whether vested or unvested. In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such a situation, the Board is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

The 1998 Plan will continue in effect until October 2008, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1998 Plan at any time. Amendments to the 1998 Plan must be approved by shareholders if required by applicable tax, securities or other law or regulation.

The issuance of shares of Common Stock upon the exercise of options is subject to registration with the Securities and Exchange Commission of the shares reserved by the Company under the 1998 Plan.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

INCENTIVE STOCK OPTIONS. Certain options authorized to be granted under the 1998 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the proceeds of the sale of the shares exceeds the exercise price.

NON-QUALIFIED STOCK OPTIONS. Certain options authorized to be granted under the 1998 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1998 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

CONSEQUENCES TO THE COMPANY. The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares underlying an incentive stock option.

Under Section 162(m) of the Code, publicly-held companies may be limited as to income tax deductions to the extent total remuneration (including compensation received through the exercise of stock options) for certain executive officers exceeds $1 million in any one year. However, Section 162(m) provides an exception for "performance-based" remuneration, including stock options. Section 162(m) requires that certain actions must be taken by a compensation committee of two or more outside directors and that the material terms of such remuneration must be approved by a majority vote of the shareholders in order for stock options to qualify as "performance-based" remuneration. The regulations adopted pursuant to Section 162(m) which establish the requirements for options to be treated as "performance-based" remuneration require stock option plans to set forth the maximum number of options that may be awarded to any employee in any one year. Accordingly, the 1998 Plan establishes a limitation on the number of options that may be awarded to any employee under the 1998 Plan in any calendar year of 100,000, except that options for up to an additional 100,000 shares may be granted in connection with a person's initial employment with the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN. If a quorum is present, the Company's Bylaws provide that this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the determination of the outcome of this proposal.

                  APPROVAL OF A ONE FOR FIVE REVERSE STOCK SPLIT
                           OF THE COMPANY'S COMMON STOCK
                                  (PROPOSAL NO. 4)

GENERAL

The Board of Directors of the Company has proposed to amend the Fifth Restated Articles of Incorporation (the "Articles") to effect a one-for-five reverse stock split (the "Reverse Split") of the presently outstanding shares of the Company's Common Stock. The complete text of the amendment to the Articles for the Reverse Split is set forth in Appendix B to this proxy statement; however such text is subject to change as may be required by the Oregon Secretary of State. If the Reverse Split is approved by the requisite vote of the Company's shareholders, upon filing of the Amendment to the Articles of Incorporation with the Oregon Secretary of State, the Reverse Split will be effective and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically and without any action on the part of the shareholders to represent one-fifth the number of shares of Common Stock after the Reverse Split (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each shareholder whose Old Shares are not evenly divisible by five will receive one additional New Share for the fractional New Share that such shareholder would otherwise be entitled to receive as a result of the Reverse Split. After the Reverse Split becomes effective, shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the shareholders, however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-fifth the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by five).

The number of shares of capital stock authorized by the Articles will not change as a result of the proposed Reverse Split. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split.

PURPOSES OF THE PROPOSED REVERSE SPLIT

The Board of Directors expects the Reverse Split to help the Company meet the minimum maintenance standards established by Nasdaq and applicable to all stocks listed on the Nasdaq Small Cap Market. Effective February 23, 1998, new quantitative maintenance requirements became effective for companies whose securities are listed on the Nasdaq Small Cap Market. The new standards include a requirement that a listed company maintain a minimum bid price of $1.00. As of _______, 1998, the Company's minimum bid price was $____. The Company's minimum bid price fell below $1.00 at various times during 1997. If the Company is unable to maintain its bid price above $1.00, the Company may be delisted from the Nasdaq Small Cap Market and would be required to seek listing and quotation on another market. The Company believes that such markets may be significantly less liquid.

Additionally, the Reverse Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the market price of the Common Stock.

The Board of Directors also believes that the proposed Reverse Split will result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage brokers from dealing with lower priced stocks. In addition, the structure of trading commissions represents a higher percentage of the sales price for lower priced stocks than for higher priced issues creating an adverse impact on lower priced stocks. The proposed Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect of the policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock.

However, there can be no assurance that any or all of the aforementioned effects will occur; including, without limitation, that the market price per New Share of Common Stock after the Reverse Split will be five times the market price per Old Share of Common Stock before the Reverse Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board of Directors cannot predict what effect the Reverse Split will have on the market price of the Common Stock.

EFFECT OF THE REVERSE SPLIT

The Reverse Split will be effected by means of filing the Amendment to the Articles with the Oregon Secretary of State. Assuming approval of the Reverse Split by the requisite vote of the shareholders at the meeting, the Amendment to the Articles will thereafter be filed with the Oregon Secretary of State as promptly as practicable and the Reverse Split will become effective as of 5:00 p.m., Pacific daylight time, on the date of such filing (the "Reverse Split Effective Date"). Without any further action on the part of the Company or the shareholders, after the Reverse Split, the certificates representing Old Shares will be deemed to represent one-fifth the number of New Shares (plus one additional New Share where such Old Shares are not evenly divisible by five).

Shareholders have no right under Oregon law to dissent from the Reverse Split of Common Stock.

The Company has authorized capital stock of 30,000,000 shares of Common Stock. The authorized capital stock will not be changed by reason of the Reverse Split. As of March 2, 1998, the number of issued and outstanding Old Shares was 7,292,306. The following table illustrates the principal effects of the proposed Reverse Split and decreases in Outstanding Common Stock assuming no additional shares of Common Stock are issued prior to the Reverse Split Effective Date as a result of the exercise of any options or warrants:

          Shares of           Prior to Proposed        After Proposed
          Common Stock        Reverse Split            Reverse Split
          ------------        -------------            --------------
          Authorized          30,000,000               30,000,000

          Outstanding          7,292,306                1,458,462 (1)

(1) Does not include New Shares of Common Stock to be issued in lieu of fractional shares.

CHANGES AFFECTING CAPITAL STOCK

The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not effect the registration of the Common Stock under the Exchange Act. After the Reverse Split Effective Date, trades of the New Shares will be reported on Nasdaq under the Company's symbol "ADSO".

EXCHANGE OF STOCK CERTIFICATES

As soon as practicable after the Reverse Split Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Reverse Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to American Stock Transfer and Trust Company, the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a shareholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Split.

Shareholders should not submit any certificates until requested to do so. No new Certificate will be issued to a shareholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The Company, however, believes that because the Reverse Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings of the Company, the Reverse Split will have the following federal income tax effects.

A shareholder will not recognize gain or loss on the exchange. In the aggregate, the shareholder's basis in the New Shares will equal his basis in the Old Shares.

A shareholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.

The Reverse Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code and the Company will not recognize any gain or loss as a result of the Reverse Split.

MISCELLANEOUS

The Board of Directors may abandon the proposed Reverse Split at any time before or after the Annual Meeting and prior to the Reverse Split Effective Date if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board of Directors may consider abandoning the proposed Reverse Split if it determines, in its sole discretion, that the Reverse Split would adversely effect the ability of the Company to raise capital or the liquidity of the Common Stock, among other things. In addition, the Board of Directors may make any and all changes to the Amendment to the Articles that it deems necessary to file the Amendment to the Articles with the Oregon Secretary of State and give the effect of the Reverse Split.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED ONE-FOR-FIVE REVERSE STOCK SPLIT. If a quorum is present, the proposal for the Reverse Split will be approved if the votes cast by the shareholders entitled to vote favoring the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal. All proxies will be voted to approve the Reverse Split unless a contrary vote is indicated on the enclosed proxy card.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 2, 1998 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, the Chief Executive Officer and the four other most highly compensated executive officers and (iii) all Directors and executive officers as a group.

                                                     SHARES BENEFICIALLY OWNED
                                                                (1)
                                                     -------------------------
 NAME OF BENEFICIAL OWNER                            SHARES         PERCENT
                                                     ------         -------
 Institutional Venture Partners IV (2)                883,463         11.2 %
   3000 Sand Hill Road, Bldg. 2, Suite 290
   Menlo Park, CA  94025

 T. Peter Thomas (3)                                  928,985          11.7
   3000 Sand Hill Road, Bldg. 2, Suite 290
   Menlo Park, CA  94025

 Eastman Kodak Company (5)                            604,992           7.9
   343 State Street
   Rochester, NY  14540

 Daniel J. Meub                                       150,000           1.9

 Dan Hammerstrom, Ph.D.                               182,901           2.4

 C. Scott Gibson (4)                                  101,600           1.3

 Wendell Henry                                         93,751           1.2

 Gregory Holman                                       103,633           1.3

 Charles F. Hall, Ph.D.                                73,333             *

 Frederick M. Haney, Ph.D.                             20,500             *

 Jean-Claude Peterschmitt                              20,000             *

 David Wood                                             2,361             *

 All Executive Officers and Directors, as a group
 (nine (9) persons)                                 1,677,114          20.4 %

----------------------
  *  Less than one percent (1%)

(1) Except as indicated in other notes to this table, each Shareholder listed has sole voting and dispositive power with respect to the shares beneficially owned, subject to applicable community property laws. As required by applicable regulations adopted by the Securities and Exchange Commission, the calculations assume that the shares of Common Stock subject to options or warrants or convertible securities that are exercisable or convertible within sixty days of March 2, 1998 are outstanding with respect to the Shareholder who owns such options or warrants or convertible securities, but not with respect to any other Shareholder. The number of stock options that are exercisable within 60 days of March 2, 1998 is as follows: Mr. Thomas - 15,000, Mr. Meub - 150,000, Dr. Hammerstrom - 162,234, Mr. Gibson - 46,650, Mr. Henry - 78,251, Mr. Holman - 103,633, Dr.
     Hall - 33,333, Dr. Haney - 20,550, Mr. Peterschmitt - 20,000, Mr. Wood - 2,361, and all executive officers and directors as a group - 632,012.


(2) The information as to beneficial ownership is based on information provided to the Company by Institutional Venture Partners IV to its beneficial ownership of Common Stock. Institutional Venture Partners IV is the record holder of 598,050 shares of Common Stock and the holder of 285,413 shares of Common Stock subject to warrants exercisable through November 2, 1998. Mr. Thomas is a Director of the Company and General Partner of Institutional Venture Management IV, which is the General Partner of Institutional Venture Partners IV. Mr. Thomas disclaims beneficial ownership of these shares except to the extent of his individual partnership interest.

(3) Of the shares indicated as owned by Mr. Thomas, 838,208 are owned by Institutional Venture Partners IV. Mr. Thomas is the General Partner of Institutional Venture Management IV, which is the General Partner of Institutional Venture Partners IV, and all of such shares are included
     because of his affiliation with those entities.   As such, Mr. Thomas may
     be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Institutional Venture Partners
     IV. Mr. Thomas disclaims beneficial ownership of these shares except to the extent of his individual partnership interest.

(4) Of the shares indicated as owned by Mr. Gibson, 54,950 are held by the Charles Scott Gibson Living Trust, over which Mr. Gibson has sole voting power.

(5) The information as to beneficial ownership is based on a Schedule 13D filed with the Securities and Exchange Commission by Eastman Kodak Company on November 12, 1997, reflecting its beneficial ownership of Common Stock as of October 30, 1997. The Schedule 13D states that Eastman Kodak Company has sole voting and dispositive power with respect to 274,443 shares of Common Stock and shared voting and dispositive power with respect to 330,549 shares of Common Stock.

                                    MANAGEMENT

EXECUTIVE OFFICERS

Information with respect to the Company's current executive officers is set forth below. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.

Name                        Age       Position
--------------------------- --------  --------------------------------------
Daniel J. Meub              44        President, Chief Executive Officer and
                                      Director
Wendell Henry               54        Vice President, Engineering
Gregory Holman              40        Vice President, Sales
Charles F. Hall, Ph.D.      58        Vice President, Product Development

Information concerning Mr. Meub is set forth under "Election of Directors."

WENDELL HENRY has served as Vice President of Engineering since October 1989. Mr. Henry was Director of Engineering of the Context Division of Mentor Graphics Corp, a supplier of computer aided design equipment and software, from March 1989 to October 1989. Mr. Henry was Vice President of Software Engineering for Saba Technologies, a startup company developing OCR products for the PC marketplace, from 1984 until 1989. Prior to joining Saba, Mr. Henry was Manager of System Software Development for Apple Computer from 1980 until 1984. Mr. Henry holds a B.S.A.A.E. from Northrop Institute of Technology and an M.S. in Computer Science from San Jose State University.

GREGORY HOLMAN has served as Vice President of Sales since April 1997. Mr. Holman joined the Company in May 1993 with a background in parallel processing and database applications from sales and marketing positions with Prime Computer, Encore Computer, Borland, and Sequent Computer Systems. Mr. Holman has held various positions at the Company, including business unit director for forms processing and director of international sales and advanced product programs. He has been responsible for planning and initial establishment of the forms processing business to apply the company's advanced parallel processing technology to computer assisted data entry; development of significant business with Mitsubishi, Siemens, Mitek Systems, Northrop-Grumman, R2, and others; and the commercialization program for technology derived from the Adaptive Solutions' relationship with Motorola.

CHARLES F. HALL, PH.D. has served as Vice President of Product Development since June 1997, when he joined the Company. Dr. Hall came to the Company from Hughes Space and Communications Company where he was the chief engineer responsible for their Product Data Management System. Previously he was with Lockheed Martin Corporation in a variety of roles; founding manager of the company's artificial intelligence center, Director of Data Access Products at Lockheed Idaho Technologies Company, and Vice President of Information Technology at Lockheed Information Management Services Company. In these positions he acquired extensive experience in the development of image-based and forms-based information systems and business unit management. Prior to Lockheed, he was a senior scientist with Harris Corporation and an R&D project officer with the U.S. Air Force. Dr. Hall has published numerous articles on image processing, image compression, and pattern recognition. He has developed large corporate databases, brought new forms processing products to market and has had extensive management and P&L responsibility. He holds a Ph.D. in Electrical Engineering (Computer Applications) from the University of Southern California, an M.S.E.E. from the Air Force Institute of Technology, and a B.S.E.E. from the University of Missouri-Columbia.

                                EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year, if such officer's total annual salary and bonus exceeded $100,000, for the fiscal years ended December 31, 1997, 1996 and 1995 (hereafter referred to as the "named executive officers").

                              SUMMARY COMPENSATION TABLE


                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                  ------------
                                                       ANNUAL COMPENSATION            STOCK
                                                       -------------------           OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR         SALARY            BONUS       GRANTED(1)    COMPENSATION(2)
---------------------------              ----         ------            -----     ------------    ---------------
Daniel J. Meub                           1997       $178,113              --           100,000          $4,919
 President and Chief Executive           1996         10,961              --           200,000            --
  Officer since December 1996            1995           --                --              --              --

Gregory Holman (3)                       1997        156,327              --           120,000           4,919
   Vice President, Sales since           1996        176,537              --            48,150           5,555
    April 1997                           1995        229,660              --              --             4,618

Wendell Henry                            1997        115,703              --            30,000           3,745
  Vice President, Engineering            1996        111,286              --            28,150           4,401
                                         1995        109,961              --              --             3,647


     (1) Options to purchase 18,150, and 43,150 shares of the Company's Common Stock granted to Messrs. Henry and Holman, respectively, in 1994 and 1995, were repriced in 1996. Pursuant to the rules of the Securities and Exchange Commission, such repriced options are included as options granted in 1996 in this table. See "Ten-Year Option Repricing", below.

     (2) Amounts represent premium payments made by the Company with respect to (i) insurance policies for the lives of Messrs. Meub, Holman and Henry, of $324 each, for which the Company is not the beneficiary, and (ii) various health insurance policies for each of Messrs. Meub, Holman and Henry and for their respective dependents of $4,595, $4,595 and $3,421, respectively.

     (3) Amounts for Mr. Holman include commissions of $46,237, $71,537 and $124,660 in 1997, 1996 and 1995, respectively.

STOCK OPTIONS

The following table sets forth, for each of the named executive officers, information concerning options granted during the fiscal year ended December 31, 1997 under the Company's stock option plan.


                          OPTION GRANTS IN LAST FISCAL YEAR



                                               INDIVIDUAL GRANTS                                          POTENTIAL REALIZABLE
                     -----------------------------------------------------------------------------          VALUE AT ASSUMED
                                               PERCENT OF                                                 ANNUAL RATES OF STOCK
                                             TOTAL OPTIONS                                                       PRICE
                                               GRANTED TO             EXERCISE                              APPRECIATION FOR
                         OPTIONS               EMPLOYEES               PRICE       EXPIRATION               OPTION TERM (2)
      NAME             GRANTED (1)              IN 1997                ($/SH)        DATE                5%                  10%
      ----             -----------              -------                ------        ----                --                  ---
Daniel J. Meub           100,000                  14.0  %              $0.688       5/21/07            $43,268             $109,649

Gregory Holman            60,000                   8.4                  1.156       1/29/07             43,620              110,542
                          60,000                   8.4                  1.00        4/23/07             37,734               95,625

Wendell Henry             30,000                   4.2                  1.00        4/23/07             18,867               47,812

     (1) Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock on date of grant, and vest ratably over a 36 month period.

     (2) The potential realizable value is calculated based on the term of the option at time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions

FISCAL YEAR END OPTION VALUES

The following table sets forth, for each of the named executive officers, the aggregate dollar value realized upon exercise of stock options in 1997 and the number and value of unexercised options as of December 31, 1997.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                     SHARES                                 OPTIONS AT                  IN-THE-MONEY OPTIONS
                    ACQUIRED                             DECEMBER 31, 1997             AT DECEMBER 31, 1997(1)
                       ON           VALUE                -----------------          ------------------------------
     NAME           EXERCISE      REALIZED        EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
Daniel J. Meub         --            --            104,867            195,133            --                 --

Gregory Holman         --            --             74,744            102,223          $   165              --

Wendell Henry          --            --               --              100,000          $ 1,822              --



     (1) The value of unexercised in-the-money options is calculated based on the closing price of the Company's Common Stock on December 31, 1997, $0.469 per share. Amounts reflected are based on the assumed value minus the exercise price and do not necessarily indicate that the optionee sold such stock.

TEN-YEAR OPTION  REPRICINGS

The following table sets forth, information concerning the repricing of certain option grants for executive officers over the last ten years.


                             TEN-YEAR OPTION  REPRICINGS


                                                                                                        LENGTH OF
                                          NUMBER OF                                                      ORIGINAL
                                         SECURITIES       MARKET PRICE OF     EXERCISE                  OPTION TERM
                                         UNDERLYING          STOCK AT      PRICE AT TIME               REMAINING AT
                                           OPTIONS            TIME OF      OF REPRICING         NEW       DATE OF
                                         REPRICED OR       REPRICING OR         OR           EXERCISE   REPRICING OR
      NAME               DATE              AMENDED          AMENDMENT        AMENDMENT         PRICE   AMENDMENT (YEARS)
------------------------------------------------------------------------------------------------------------------------
Dan Hammerstrom       7/16/1996              3,150            $1.375           $3.375          $1.375       8.20
                                            15,000             1.375            6.50            1.375       9.21

Gregory Holman        7/16/1996              3,150             1.375            3.375           1.375       8.20
                                            26,000             1.375            3.375           1.375       8.20
                                             4,000             1.375            5.9375          1.375       6.50
                                            10,000             1.375            6.50            1.375       9.21

Wendell Henry         7/16/1996              3,150             1.375            3.375           1.375       8.20
                                            15,000             1.375            6.50            1.375       9.21

Michael Amundson (1)  7/16/1996              3,150            $1.375           $3.375          $1.375       8.20
                                            15,000             1.375            6.50            1.375       9.21

John J. Migliore (2)  7/16/1996             80,000             1.375            4.00            1.375       9.70
                                            70,000             1.375            4.125           1.375       9.85
                                            60,000             1.375            4.00            1.375       9.70


(1) Mr. Amundson resigned from the Company in January 1997. The repriced stock options noted above have expired.

(2)   Mr. Migliore resigned from the Company in September 1996. The repriced
     stock options noted above   have expired.


                               EMPLOYMENT AGREEMENTS

The Company enters into confidentiality agreements with its full-time employees (including its executive officers) that prohibit disclosure of confidential information to anyone outside of the Company both during and subsequent to employment and require disclosure to the Company of ideas, discoveries or inventions relating to or resulting from the employee's work for the Company and assignment to the Company of all proprietary rights to such ideas, discoveries or inventions.

           REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's policy is to pay competitive compensation to its executive officers in order to attract and retain highly qualified executives, to motivate officers to provide excellent leadership and achieve Company goals; to link the interests of executives and shareholders by tying a large portion of total compensation to Company profitability and stock value; and to reward outstanding performance.

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated Executive Officers. in fulfillment of this requirement, the Compensation Committee, has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION PHILOSOPHY

The Compensation Committee establishes the general compensation policies for the Company's executive officers. The Compensation Committee is responsible for reviewing and approving the Company's compensation practices, executive pay levels and variable compensation programs. The Compensation Committee also grants stock options. The Omnibus Budget Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, which limits to $1 million the deductibility of compensation (including stock-based compensation) individually paid to a publicly-held Company's chief executive officer and the four other most highly compensated executive officers. Compensation Committee intends to take all steps necessary to cause its compensation practices to comply with this limit on deductibility of executive compensation.

The Compensation Committee has adopted an executive pay for performance philosophy covering the CEO and other executive officers emphasizing variable compensation in order to align executive compensation with business objectives and performance, and to attract, retain and reward executives who contribute to the long-term success of the Company. The Company's philosophy is based on a comprehensive review of competition, retention factors, and short-term and long-term prospects. The Company's compensation program for the CEO and executive officers is also applicable to the compensation policies for all other employees of the Company.

Executive compensation includes three components: competitive base salary, an incentive plan tying cash compensation to the Company goals and objectives, and stock options, which provide long-term incentives to maximize the value of shareholder investments.

SALARIES. The Company provides competitive salaries. The Company regularly surveys high-growth, development-stage high technology companies to ensure that its salary structure is competitive. The Company also utilizes the wage and salary surveys of the American Electronics Association targeting the fiftieth percentile for this purpose. The Compensation Committee annually assesses the performance and sets the salary of the Company's President and Chief Executive Officer, Daniel J. Meub. Mr. Meub annually assesses the performance of all other executive officers and recommends salary increases which are reviewed and approved by the Board of Directors.

STOCK OPTIONS. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically grants stock options under the Company's stock option plans. Stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for option grants are based upon the relative position and responsibilities of each executive officer, expected contributions of each officer to the Company and previous option grants to such executive officers.

INCENTIVE PLAN. The Company's management incentive plan links the compensation of its executives to its annual financial performance and goals and objectives. Six employees currently participate in the Incentive plan. No awards were made under the Company's Incentive Plan for 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The compensation of the Company's Chief Executive Officer for fiscal 1997 was based in part upon the same criteria described above. In addition, the Board of Directors broadly considered his personal skills, including leadership and the establishment and implementation of strategic direction for the Company. The Compensation Committee approved Mr. Meub's 1997 annual base salary of approximately $180,000.

The Compensation Committee considers equity based compensation, in the form of stock options, to be an important component of the CEO's compensation. In 1997, the Compensation Committee granted Mr. Meub options to purchase 100,000 shares of the Company's Common Stock based on the standards described above. These grants are intended to motivate leadership for long-term Company growth and profitability.


COMPENSATION COMMITTEE


C. Scott Gibson
T. Peter Thomas

                               STOCK PERFORMANCE GRAPH

The Securities and Exchange Commission requires a comparison on an indexed basis of cumulative total shareholder return for the Company, a relevant broad equity market index and a published industry or line-of-business index. Cumulative total shareholder return represents share value appreciation assuming dividend reinvestment. The Common Stock of the Company is traded on the Nasdaq Stock Market. Set forth below is a graph comparing cumulative total shareholder return (commencing with the November 3, 1993 initial public offering) of the Company's Common Stock, the Nasdaq Stock Market (US) Index and the H&Q Technology Index.

                                       [GRAPH]

The following are stock and index prices scaled to 100, which were used to create the stock performance graph above.

                           ADAPTIVE           H&Q         NASDAQ
                          SOLUTIONS,       TECHNOLOGY      U.S.
DATES                        INC.            INDEX         INDEX
November 4, 1993            $100.00         $100.00       $100.00
December 31, 1994             64.15          130.16        100.44
December 31, 1995             81.13          194.62        142.05
December 31, 1996             18.40          241.88        174.72
December 31, 1997              7.08          283.58        214.40

                     DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals complying with the applicable proxy solicitation regulations of the Securities and Exchange Commission, intended to be presented at the Annual Meeting, must be received by the Company by December 24, 1998 to be eligible for inclusion in the Company's proxy materials for such Annual Meeting. Such proposals should be directed to the attention of Daniel J. Meub, President and Chief Executive Officer, Adaptive Solutions, Inc., 1400 N.W. Compton Drive, Suite 340, Beaverton, Oregon 97006.

                                   OTHER MATTERS

The Board of Directors is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of Proxy will vote such proxy in accordance with their best judgment on such matters.


              SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of shares with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

In 1997, Messrs. Wood, Holman, and Hall did not file Form 3 filings in April, May and September of 1997 reporting initial option grant filings; Mr. Henry did not file a Form 4 filing in March 1997 reporting the sale of common stock; and Messrs. Hammerstrom, Haney, Peterschmitt, Wood, Thomas, Meub, Holman, Hall, and Henry did not file Form 5 filings for 1997.

                               ADDITIONAL INFORMATION

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997 accompanies this Proxy Statement, and includes the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 1997.


                                        By Order of the Board of Directors,



                                        Daniel J. Meub
                                        President and Chief Executive Officer


Beaverton, Oregon
March 20, 1998

                                     APPENDIX A


                              ADAPTIVE SOLUTIONS, INC.
                             1998 STOCK INCENTIVE PLAN


1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

Options granted hereunder may be either "incentive stock options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company's Common Stock may be Sold hereunder independent of any Option grant.

2.   Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4.(a) of the Plan.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Committee" shall mean a committee appointed by the Board in accordance with Section 4.a of the Plan.

          (e)  "Common Stock" shall mean the Common Stock of the Company.

          (f) "Company" shall mean Adaptive Solutions, Inc., an Oregon corporation.

          (g) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and any Director of the Company whether compensated for such services or not.

          (h) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the Company ; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, provided, further, that on the ninety-first day of such leave (where re-employment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall automatically convert to a Nonqualified Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

          (i)  "Director" shall mean a member of the Board.

          (j) "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

          (k) "Employee" shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. Neither the payment of a director's fee by the Company nor service as a Director shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

     (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (o) "Nonqualified Stock Option" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (p) "Notice of Grant" shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (q) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r)  "Option" shall mean a stock option granted pursuant to the Plan.

          (s) "Option Agreement" shall mean a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (u) "Optionee" shall mean an Employee or Consultant who receives an Option.

          (v) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (w)  "Plan" shall mean this 1998 Stock Incentive Plan.

          (x) "Rule 16b-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (y) "Sale" or "Sold" shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares for consideration in the form of past or future services.

          (z) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (aa) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 750,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan; provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.   Administration of the Plan.

     (a)  Procedure.

          (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

          (ii) Administration With Respect to Directors and Officers Subject to
     Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

          (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by the Board or a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under applicable corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

     (b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to grant Incentive Stock Options in accordance with Section 422 of the Code, or Nonqualified Stock Options;

          (ii)  to authorize Sales of Shares of Common Stock hereunder;

          (iii) to determine, upon review of relevant information, the Fair Market Value of the Common Stock;

          (iv) to determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.a of the Plan;

          (v) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

          (vi) to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;

          (vii)  to interpret the Plan;

          (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (ix) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

          (x) to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;

          (xi) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;

          (xii) to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan;

          (xiii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board;

          (xiv) to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan;

          (xv) to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant;

          (xvi) to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter;

          (xvii)  to approve forms of agreement for use under the Plan;

          (xviii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

          (xix) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock; and

          (xx) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

5.   Eligibility.

     (a) Persons Eligible. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he or she is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

     (b) ISO Limitation. To the extent that the aggregate Fair Market Value of Shares subject to an Optionee's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

     (c) Section 5.(b) Limitations. Section 5.b of the Plan shall apply only to an Incentive Stock Option evidenced by an Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5.b of the Plan shall not apply to any Option evidenced by a Option Agreement which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

     (d) No Right to Continued Employment. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

     (e) Other Limitations. The following limitations shall apply to grants of Options to Employees:

          (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 100,000 Shares.

          (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 100,000 Shares which shall not count against the limit set forth in subsection (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
     Section 11.

          (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option shall be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan.

7. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Notice of Grant.

8.   Exercise/Purchase Price and Consideration.

     (a) Exercise/Purchase Price. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale shall be such price as is determined by the Administrator, but shall be subject to the following:

          (i)  In the case of an Incentive Stock Option

          (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant.

          (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonqualified Stock Option or Sale, the per Share exercise/purchase price shall be determined by the Administrator.

          (iii) Any determination to establish an Option exercise price or effect a Sale of Common Stock at less than Fair Market Value on the date of the Option grant or authorization of Sale shall be accompanied by an express finding by the Administrator specifying that the sale is in the best interest of the Company, and specifying both the Fair Market Value and the Option exercise price or Sale price of the Common Stock.

     (b) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:

          (i)  cash;

          (ii)  check;

          (iii)  promissory note;

          (iv)  transfer to the Company of Shares which

          (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and

          (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares to be acquired;

          (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

          (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by legal requirements relating to the administration of stock option plans and issuances of capital stock under applicable corporate and securities laws and the Code; or

          (vii)  any combination of the foregoing methods of payment.

     If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check. Notwithstanding the foregoing provisions of this Section 8.(b), the consideration for Shares to be issued pursuant to a Sale may not include, in whole or in part, the consideration set forth in subsections (iv) and (v) above.

9.   Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under the Option Agreement and
Section 8.(b) of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Administrator. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock represented by such stock certificate, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Employment or Consulting Relationship. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three (3) months from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option with the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10. Nontransferability of Options. Except as otherwise specifically provided in the Option Agreement, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative.

11.  Adjustments Upon Changes in Capitalization or Merger.

     (a) Changes in Capitalization: Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the Optionee, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

13.  Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

     (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.  Liability of Company.

     (a) Inability to Obtain Authority. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.

17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                                      APPENDIX B

                AMENDMENT TO FIFTH RESTATED ARTICLES OF INCORPORATION
                             OF ADAPTIVE SOLUTIONS, INC.


Article II of the Fifth Restated Articles of Incorporation is amended to add a new paragraph C.4. thereto as follows:

4. On the effective date of this Amendment to the Fifth Restated Articles of Incorporation, each issued and outstanding share of Common Stock shall be combined and reconstituted as 0.20 shares. Any fractional shares resulting from this reverse stock split (after aggregating all shares held by each holder) shall be rounded up to the next whole share.

                          ADAPTIVE SOLUTIONS, INC.

    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 1998

  The undersigned hereby acknowledges receipt of the Notice of Annual
Meeting of Shareholders and Proxy Statement, each dated March 20, 1998 and hereby names, constitutes and appoints Mr. Daniel J. Meub with full power of substitution, my true and lawful attorney and Proxy for me and in my place and stead to attend the Annual Meeting of the Shareholders of Adaptive Solutions, Inc. (the "Company") to be held at 8:30 a.m. on Wednesday, April 22, 1998 and at any adjournments thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 18, 1998, with all the powers that the undersigned would possess if he were personally present.

/X/ Please mark your
    votes as in this
    example using dark
    ink only.

                    FOR ALL NOMINEES                     WITHHOLD AUTHORITY
                    LISTED BELOW (except as              (to vote for all
                    marked to the contrary below)        nominees listed below)
1. PROPOSAL 1
   Election of                /  /                               /  /
   directors


(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

C. SCOTT GIBSON            FREDERICK M. HANEY, PH.D.    DANIEL J. MEUB
JEAN-CLAUDE PETERSCHMITT   T. PETER THOMAS              DAVID WOOD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

                                                          FOR  AGAINST  ABSTAIN
2. PROPOSAL 2-To ratify the appointment of KPMG
   Peat Marwick LLP as the Company's independent          / /    / /      / /
   auditors for the fiscal year ending December 31,
   1998

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2

3. PROPOSAL 3-To approve the Company's 1998 Stock Incentive
   Plan.                                                  / /    / /      / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

4. PROPOSAL 4-To approve a one-for-five reverse
   split of the Company's Common Stock.                   / /    / /      / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 4.


5. Upon such other matters as may properly come
   before, or incident to the conduct of the annual       / /    / /      / /
   meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, 3 AND 4.

I do / /  do not / /  plan to attend the meeting. (Please check)





Dated  __________________

Shareholder (print name)____________  Shareholder (sign name) _______________

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices, 1400 NW Compton Drive, Suite 340, Beaverton, Oregon, 97006, prior to the annual meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the annual meeting and elects in writing to vote in person.